UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2026

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13501 South Main Street

Los Angeles, CA 90016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 291-7778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 17, 2026, Nightfood Holdings, Inc. (the “Company”), wholly owned subsidiary, TechForce Robotics, Inc. (“TechForce”), entered into and closed an Asset Purchase and IP Assignment Agreement (the “Agreement”) with Christopher Erpelding (the “Seller”). Pursuant to the Agreement, TechForce purchased all pre-existing intellectual property, including but not limited to patents, software and trade secrets related to Beer Bot and its evolved platform “BIM-E,”, an autonomous beverage robotics platform for the purchase price (the “Purchase Price”) of 7,000,000 restricted shares of the Company’s common stock. Additionally, TechForce and the Seller entered into an Intellectual Property Assignment Confirmation, whereby all of the intellectual property related to the Purchased Assets (as defined in the Agreement) were transferred to TechForce.

In connection with the Agreement, TechForce entered into an employment agreement (the “Employment Agreement”) with the Seller. The Seller will serve as TechForce’s Chief Mechatronics Architect and will be paid an annual salary of $100,000. Pursuant to the Employment Agreement, the Seller is eligible to receive performance-based equity or equity-linked awards. The performance-based awards are triggered by the achievement of incremental trailing twelve-month (“TTM”) revenue milestones. Each $5,000,000 TTM revenue milestone unlocks an award of warrants to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share (the “TTM Warrants”). At the $10,000,000 TTM revenue milestone, the Seller will be entitled to 20,000,000 TTM Warrants. The total TTM revenue milestone will not exceed $50,000,000 in cumulative TTM revenue and 100,000,000 TTM Warrants. The Seller is also eligible to participate in a discretionary bonus, incentive, or commission programs. In Addition, the Seller is subject to a “work made for hire” provision, whereby, any Work Product (as defined in the Employment Agreement) is owned by the Company and the Seller irrevocably assigns to the Company all right, title and interest in any such Work Product.

The Asset Purchase and IP Assignment Agreement, Intellectual Property Assignment Confirmation and Employment Agreement are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase and IP Assignment Agreement, Intellectual Property Assignment Confirmation and Employment Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 respectively.

7.01 Regulation FD Disclosure.

On February 19, 2026, the Company issued a press release announcing the acquisition of the Beer Bot platform and related intellectual property, and the Employment Agreement with the Seller.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description
10.1	Asset Purchase and IP Assignment Agreement dated February 17, 2026, between TechForce Robotics, Inc., and Christopher Erpelding.
10.2	Intellectual Property Assignment Confirmation dated February 17, 2026, between TechForce Robotics, Inc., and Christopher Erpelding.
10.3	Employment Agreement dated February 17, 2026, between TechForce Robotics, Inc., and Christopher Erpelding.
99.1	Press Release dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2026

NIGHTFOOD HOLDINGS, INC.

By:	/s/ JIMMY CHAN
Name:	Jimmy Chan
Title:	Chief Executive Officer